Exhibit 99.1

NEWS RELEASE
For Immediate Release:
December 20, 2022
Sterling Acquires a Concrete Foundations Business in Arizona

THE WOODLANDS, TX – December 20, 2022 – Sterling Infrastructure, Inc. (NasdaqGS: STRL) (“Sterling” or “the Company”) today announced that it has acquired Concrete Construction Services of Arizona L.L.C. and its affiliated company (collectively “CCS”). CCS provides residential single-family home concrete foundations, including the preparation, pouring and finishing of post-tension concrete foundations in new housing subdivisions in the Greater Phoenix area. The transaction provides an experienced and highly effective management team and workforce.

Acquisition Highlights
•A purchase price of $22 million, consisting of a combination of cash and Sterling common stock, which equates to a purchase price multiple of 2.5 to 3.5 times EBITDA;
•Annual CCS revenues were approximately $70 million;
•Includes a broad range of high-quality private and public customers in a rapidly growing end market; and
•Significantly adds to our foundation production capacity in the Greater Phoenix area.

“The addition of CCS to our Building Solutions segment allows us to expand our breadth of residential service offerings to our key blue-chip customers in Arizona,” said Joe Cutillo, Sterling’s Chief Executive Officer. “The population shifts in the area have significantly increased the demand for our residential services, and this tuck-in acquisition broadens our capacity. We welcome CCS to our team and believe they are a culture fit with their strong entrepreneurial management and solid competencies in concrete foundations.”
About Sterling
Sterling operates through a variety of subsidiaries within three segments specializing in E-Infrastructure, Transportation and Building Solutions in the United States, primarily across the Southern, Northeastern, Mid-Atlantic and the Rocky Mountain States, and Hawaii, as well as other areas with strategic construction opportunities. E-Infrastructure Solutions projects develop advanced, large-scale site development systems and services for data centers, e-commerce distribution centers, warehousing, transportation, energy and more. Transportation Solutions includes infrastructure and rehabilitation projects for highways, roads, bridges, airports, ports, light rail, water, wastewater and storm drainage systems. Building Solutions projects include residential and commercial concrete foundations for single-family and multi-family homes, parking structures, elevated slabs and other concrete work. From strategy to operations, we are committed to sustainability by operating responsibly to safeguard and improve society’s quality of life. Caring for our people and our communities, our customers and our investors – that is The Sterling Way.
Joe Cutillo, CEO, “We build and service the infrastructure that enables our economy to run, our people to move and our country to grow.”

Important Information for Investors and Stockholders
Cautionary Statement Regarding Forward-Looking Statements
This press release contains statements that are considered forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about: our projections or expectations relating to synergies and other benefits from the transaction; our business strategy; our financial strategy; our industry outlook; and our plans, objectives, expectations, forecasts, outlook and intentions. All of these types of statements, other than statements of historical fact included in this press release, are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. The forward-looking statements contained in this press release are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this press release are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control, including the possibility that the anticipated benefits from the transaction cannot be fully realized or may take longer to realize than expected, the possibility that the costs or difficulties of integration of the CCS business will be greater than expected and our ability to hire and retain the CCS employees. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to such factors as well as the other factors included in the “Risk Factors” section in our filings with the U.S. Securities and Exchange Commission and elsewhere in those filings. Additional factors or risks that we currently deem immaterial, that are not presently known to us or that arise in the future could also cause our actual results to differ materially from our expected results. Given these uncertainties, investors are cautioned that many of the assumptions upon which our forward-looking statements are based are likely to change after the date the forward-looking statements are made. The forward-looking statements speak only as of the date made, and we undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise, notwithstanding any changes in our assumptions, changes in business plans, actual experience or other changes. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Company Contact: Sterling Infrastructure, Inc. Ron Ballschmiede, Chief Financial Officer 281-214-0777	Investor Relations Contact: The Equity Group Inc. Jeremy Hellman, CFA 212-836-9626